Exhibit 99.1

MannKind Announces FDA Acknowledgement of Resubmission of New Drug Application for AFREZZA

VALENCIA, Calif.--(BUSINESS WIRE)--October 30, 2013--MannKind Corporation (Nasdaq: MNKD) today announced that the U.S. Food and Drug Administration (FDA) has acknowledged the resubmission of a New Drug Application (NDA) for AFREZZA® (insulin human [rDNA origin]) Inhalation Powder. The FDA considered the updated NDA to be a complete class 2 response to its Complete Response Letter issued in January 2011 and assigned a user fee goal date of April 15, 2014.

About MannKind Corporation

MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes. Its lead product candidate, AFREZZA®, has completed Phase 3 clinical trials. MannKind maintains a website at www.mannkindcorp.com to which MannKind regularly posts copies of its press releases as well as additional information about MannKind. Interested persons can subscribe on the MannKind website to e-mail alerts that are sent automatically when MannKind issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the website.

CONTACT:
Company Contact:
MannKind Corporation
Matthew Pfeffer
Chief Financial Officer
661 775-5300
mpfeffer@mannkindcorp.com
or
Media Inquiries:
MCS Healthcare Public Relations
Laura De Zutter or Jeff Hoyak
800 477-9626
jeffh@mcspr.com
laurad@mcspr.com